PRESSTEK, INC. 10 Glenville Street Greenwich, Connecticut 06831

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
to be held
Wednesday, June 3, 2009

To the Stockholders of PRESSTEK, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Presstek, Inc. (the “Company” or “Presstek”) will be held on Wednesday, June 3, 2009, commencing at 1:30 P.M. local time, at the offices of McDermott Will & Emery, LLP, 340 Madison Avenue, New York, New York, to consider and to vote upon the following proposals:

1.	To elect eight directors to serve until the next Annual Meeting of Stockholders; and
2.	To transact such other business as my properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

The Company’s Board of Directors recommend a vote FOR the election of all nominees for director.

Only stockholders of record at the close of business on April 8, 2009, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment or postponement thereof.

Stockholders are cordially invited to attend the Annual Meeting and vote in person.

You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

Vote Your Proxy on the Internet: Go to www.continentalstock.com Have your notice available when you access the above website. Follow the prompts to vote your shares.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

The Proxy Materials are available for review at:

http://www.cstproxy.com/Presstek/2009

PRESSTEK, INC.

10 Glenville Street, Greenwich, Connecticut 06831

Important Notice Regarding the Availability Of Proxy Materials

For the Stockholder Meeting to Be Held on Wednesday, June 3, 2009

This communication presents only an overview of the more complete proxy materials that are available to you on the internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before May 26 2009 to facilitate a timely delivery.

The following Proxy Materials are available to you to review at: http://www.cstproxy.com/presstek/2009

•	the Company’s Annual Report on Form 10-K for the year ending December 31, 2008
•	the Company’s 2009 Proxy Statement
•	the Proxy Card
•	CEO Letter
•	Any amendments to the foregoing materials that are required to be furnished to stockholders

For directions to the Annual Meeting and security procedures, please visit the following website:

http://www.mwe.com/index.cfm/fuseaction/offices.detail/object_id/44fe7bdc-d977-4d68-b53e-ad6a5lf26070.cfm

ACCESSING YOUR PROXY MATERIALS ONLINE

Please have this notice available when you request a paper copy of the proxy materials or when you vote your proxy electronically. You will need to refer to the company ID,

your 9-digit proxy number and your 10-digit account number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-221-0690,

or

By logging on to http://www.cstproxy.com/presstek/2009

or

By email at: proxy@continentalstock.com

Please include the company name and your account number in the subject line.